UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 16, 2015

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Other Events. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Pursuant to Board of Directors approval, ON Semiconductor Corporation (the “Company”) adopted amendments to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”), which became effective on February 16, 2015. The Code of Conduct continues to apply to all officers, directors, and employees of the Company and its subsidiaries. The revised Code of Conduct clarifies expectations for the conduct of the Company’s customers, suppliers, agents, consultants, licensees, contractors, service providers and other business partners. Other amendments to the Code of Conduct include: (i) updates to both the Ethics Hotline and the web-based confidential reporting tool; (ii) updated Confidential and Proprietary Information Section to expand upon the need to respect the intellectual property rights of others; (iii) updates and clarifications to the Political Activities Section; (iv) updates to the Gifts and Entertainment Section; and (v) added certifications regarding compliance acknowledgement and conflicts of interest disclosure to the Employee and Director Acknowledgment Form. The revised Code of Conduct also includes a Privacy Section, addressing the need to protect personal information of employees as well as third party confidential information, and an Anti-Money Laundering Section.

The foregoing summary of the amendments to the Code of Conduct is subject to, and qualified in its entirety by, reference to the full text of the Code of Conduct, as so amended, a copy of which is available at www.onsemi.com under “Investors - Corporate Governance” and is also attached hereto as Exhibit 14.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

Exhibit No.	Description

14.1	ON Semiconductor – Code of Business Conduct effective February 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: February 18, 2015	By:	/s/ George H. Cave
George H. Cave
Executive Vice President, General Counsel, Chief Compliance and Ethics Officer, Chief Risk Officer and Corporate Secretary

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